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                     [Letterhead of KPMG Peat Marwick LLP]

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
IAI Investment Funds II, Inc.
IAI Investment Funds IV, Inc.
IAI Investment Funds VI, Inc.
IAI Investment Funds VII, Inc.
IAI Investment Funds VIII, Inc.:

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND AUDITORS" in Part A of the Registration Statement.

                                  /s/ KPMG Peat Marwick LLP
                                  -------------------------
                                  KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 29, 1996